Exhibit 99.1

Faraday Future Eliminates 237,615 Potential Warrants, Continuously Optimizing Capital Structure to Support Its Robotics Strategy

●	The Company reached an amendment agreement with 2025 March Financing investors to terminate the obligation to issue a total of approximately 237,615 warrants avoiding nearly 40% of the potential maximum dilution from this financing round (this calculation is based on the current stock price and a $5 conversion floor price, to which the floor price has not yet been adjusted).

●	Combined with the outstanding warrants previously terminated in December 2025, all warrants from the 2025 March Financing have been cancelled. The Company continues to make steady progress in its debt restructuring and capital structure optimization efforts.

●	This amendment also concurrently completed a partial transfer of investment commitments and optimization of the remaining closing arrangements, once again demonstrating investors’ clear support for the company’s strategy and capital discipline.

Los Angeles, CA (August 24, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced that it has entered into an amendment agreement (the “Amendment”) to the Securities Purchase Agreement (“SPA”) dated March 21, 2025 (“2025 March Financing”), with all the investors party thereto, marking another step forward in the Company’s debt-reduction and capital-structure optimization:

1.	Elimination of All Remaining Warrant Obligations – The Amendment eliminates the Company’s obligation to issue warrants exercisable for an aggregate of 64,489 shares of Class A common stock of the Company (“Common Stock”), that were contractually required to be issued upon the remaining closings under the SPA. In addition, it eliminates the investors’ right to receive common stock warrants exercisable for approximately 173,126 shares of Common Stock, in connection with the exercise of any incremental warrants, including warrants exercisable for approximately 64,489 shares of Common Stock originally issuable upon exercise of the future incremental warrants that were contractually required to be issued upon the remaining closings under the SPA, which were eliminated under the same Amendment. Collectively, approximately 237,615 potential Warrants have been permanently removed, avoiding nearly 40% of the potential maximum dilution from this financing round (this calculation is based on the current stock price and a $5 conversion floor price, to which the floor price has not yet been adjusted.)

2.	Full Reset of March 2025 Financing Warrants – Following the December 2025 negotiation in which the then-outstanding warrants were terminated (as previously disclosed in the Company’s Form 8-K filed on January 2, 2026), this amendment concludes the complete elimination of all warrants originating from the March 2025 financing.

3.	Unanimous Investor Consent – All five investors have executed the amendment, which also provides for a partial assignment of investment amounts and optimizes the mechanics of the remaining closings. This marks another unequivocal vote of confidence by the investors in the Company’s strategic and financial discipline.

Additional details regarding the amendment are set forth in the Company’s Form 8-K filed with the SEC on August 21, 2026.

“This Amendment represents another concrete step in delivering on our commitment to capital value restoration and represents our latest action to clear the overhang of potential dilution while optimizing our capital structure,” said Jerry Wang, Executive Chairman of FF. “The Company will continue to advance these efforts in accordance with its stated commitments and maintain transparent disclosure to the market.”

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a “Four-Core Full-Stack AI” ecosystem of EAI Brain, Device, Industry Productivity Solutions and Developer Platform, and Data Factory, FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding FF’s vehicle business and FF’s entry into the embodied AI robotics market, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s reliance on Chinese OEMs for all of its robotics products; the possibility of the federal government banning imports of Chinese robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 13, 2026; the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@ff.com

Media: john.schilling@ff.com